CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 23, 2018
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2018 RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $27.9 million in comparison with $21.9 million for the second quarter of the prior year
▪	Diluted earnings per common share of $0.85 in comparison with $0.81 for the second quarter of the prior year
▪	Net interest margin of 4.23%, fully tax-equivalent (non-GAAP)(1) of 4.30%
▪	Organic loan growth of $50.6 million or 3% annualized and organic demand deposit growth of $111.6 million or 14% annualized
▪	Return on average common equity of 9.81% and return on average tangible common equity (non-GAAP)(2) of 14.56%
▪	Tangible common equity ratio (non-GAAP)(3) of 7.46%
▪	Completed the acquisition of First Bank Lubbock Bancshares, Inc. on May 18, 2018

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (in millions)	$27.9	$22.0	$51.1	$40.0
Net income available to common stockholders (in millions)	27.9	21.9	51.1	39.9
Diluted earnings per common share	0.85	0.81	1.61	1.49

Return on average assets	1.05%	1.06%	1.01%	0.97%
Return on average common equity	9.81	11.13	9.58	10.44
Return on average tangible common equity (non-GAAP)(2)	14.56	14.07	13.82	13.18
Net interest margin	4.23	3.94	4.21	3.95
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.30	4.14	4.28	4.15

"Heartland's strong financial performance continued during the second quarter of 2018. Net income available to common stockholders was $27.9 million, which was a 27% increase over the same quarter a year ago. "

Lynn B. Fuller, executive operating chairman, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, July 23, 2018-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $27.9 million, or $0.85 per diluted common share, for the quarter ended June 30, 2018, compared to $21.9 million, or $0.81 per diluted common share, for the second quarter of 2017. Return on average common equity was 9.81% and return on average assets was 1.05% for the second quarter of 2018, compared to 11.13% and 1.06%, respectively, for the same quarter in 2017.

Net income available to common stockholders for the six months ended June 30, 2018, was $51.1 million or $1.61 per diluted common share, compared to $39.9 million or $1.49 per diluted common share for the six months ended June 30, 2017. Return on average common equity was 9.58% and return on average assets was 1.01% for the first six months of 2018, compared to 10.44% and 0.97% for the same period in 2017.

Commenting on Heartland’s second quarter results, Lynn B. Fuller, Heartland’s executive operating chairman, said, "Heartland's strong financial performance continued during the second quarter of 2018. Net income available to common stockholders was $27.9 million, which was a 27% increase over the same quarter a year ago."

On February 23, 2018, Heartland completed the acquisition of Signature Bancshares, Inc., parent company of Signature Bank, based in Minnetonka, Minnesota. Based on Heartland's closing common stock price of $53.55 per share as of February 23, 2018, the aggregate consideration was $61.4 million, with approximately 10% of the consideration paid in cash and 90% paid by delivery of Heartland common stock. Simultaneous with the closing of the transaction, Signature Bank merged into Heartland's Minnesota Bank & Trust subsidiary. As of the closing date, Signature Bancshares, Inc. had, at fair value, total assets of $427.1 million, total loans held to maturity of $324.5 million and total deposits of $357.3 million. The systems conversion for this transaction occurred on April 20, 2018.

On May 18, 2018, Heartland completed the acquisition of Lubbock, Texas based First Bank Lubbock Bancshares, Inc. ("FBLB"), parent company of First Bank & Trust, and PrimeWest Mortgage Corporation, which is a wholly-owned subsidiary of First Bank & Trust. Based on Heartland's closing common stock price of $55.05 per share on May 18, 2018, the aggregate consideration paid to FBLB common shareholders was $189.9 million, with approximately 3% of the consideration paid in cash and 97% paid by delivery of Heartland common stock. As a result of the transaction, First Bank & Trust became a wholly-owned subsidiary of Heartland and its 11th state-chartered bank. First Bank & Trust and PrimeWest Mortgage Corporation continue to operate under their present brands and management teams. As of the closing date, FBLB had, at fair value, total assets of $1.12 billion, total loans held to maturity of $681.1 million and total deposits of $893.8 million. Heartland also assumed, at fair value, $8.2 million of trust preferred debt. The systems conversion for this transaction is expected to occur in the third quarter of 2018.

In the first quarter of 2018, Heartland recorded $2.6 million of restructuring expenses related to its legacy mortgage lending operation. The restructuring projects are primarily related to outsourcing the loan application processing, underwriting and loan closing functions and include a workforce reduction of approximately 100 employees and the discontinuation of several current systems.
Bruce K. Lee, Heartland's president and chief executive officer, stated, "Our mortgage restructuring projects are nearing completion. When completed, we look forward to providing an enhanced customer experience and streamlined operations that will reduce the volatility and cost of originating mortgage loans."
Fully Tax-Equivalent Net Interest Margin Increases from Second Quarter of 2017

Net interest margin, expressed as a percentage of average earning assets, was 4.23% (4.30% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2018, compared to 4.19% (4.26% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2018 and 3.94% (4.14% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2017.

"On a fully tax equivalent basis, net interest margin for the second quarter of 2018 increased 16 basis points to 4.30 percent from 4.14 percent for the second quarter of 2017. The strong margin was driven by an improved earning asset mix and strong demand deposit growth," Lee said.

Total interest income for the second quarter of 2018 was $113.4 million compared to $82.1 million recorded in the second quarter of 2017. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.6 million for the second quarter of 2018 and $3.8 million for the second quarter of 2017. With these adjustments, total interest income on a tax-equivalent basis was $115.0 million for the second quarter of 2018, an increase of $29.1 million or 34%, compared to total interest income of $85.9 million for the second quarter of 2017. Average earning assets increased $2.03 billion or 27% from the second quarter of 2017, which was primarily attributable to the acquisitions completed in the third quarter of 2017 and the first half of 2018. The average rate on earning assets increased 26 basis points to 4.80% for the second quarter of 2018 compared to 4.54% for the same quarter in 2017. The increase in interest income on a tax-equivalent basis was primarily due to recent increases in market interest rates and the increase in average earning assets.

Interest expense on deposits and borrowings for the second quarter of 2018 was $12.0 million, an increase of $4.5 million or 60% from $7.5 million in the second quarter of 2017. Average interest bearing deposits increased $1.08 billion or 23% to $5.79 billion for the quarter ended June 30, 2018, from $4.71 billion in the same quarter in 2017, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 20 basis points to 0.55% for the second quarter of 2018 compared to 0.35% for the same quarter in 2017. Average borrowings declined $19.8 million or 5% to $415.3 million during the second quarter of 2018 from $435.1 million during the same quarter in 2017. The average interest rate paid on Heartland's borrowings was 3.88% for the second quarter of 2018 compared to 3.06% in the second quarter of 2017. The increase in the average interest rate paid on Heartland's interest bearing liabilities was primarily due to recent increases in market interest rates.

Net interest income was $101.4 million during the second quarter of 2018 compared to $74.6 million during the second quarter of 2017, an increase of $26.8 million or 36%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $103.0 million during the second quarter of 2018 compared to net interest income on a tax-equivalent basis of $78.4 million during the second quarter of 2017, an increase of $24.6 million or 31%.

Noninterest Income and Noninterest Expenses Increase from Second Quarter of 2017

Noninterest income totaled $27.6 million during the second quarter of 2018 compared to $25.6 million during the second quarter of 2017, an increase of $2.0 million or 8%. Service charges and fees increased $2.4 million or 25% to $12.1 million for the second quarter of 2018 compared to $9.7 million for the same quarter of 2017. Service charges related to credit card income increased $806,000 or 37% to $3.0 million for the second quarter of 2018 from $2.2 million for the same quarter of 2017. The remainder of the increase in service charges was primarily attributable to Heartland's larger customer base as a result of recent acquisitions. Securities losses, net, totaled $259,000 for the second quarter of 2018 compared to net securities gains of $1.4 million for the second quarter of 2017. Other noninterest income increased $429,000 or 58% to $1.2 million for the second quarter of 2018 compared to $738,000 for the second quarter of 2017. Included in this increase was $174,000 of reimbursements from customers for loan workout expenses that had been incurred and paid in prior years.

For the second quarter of 2018, noninterest expenses totaled $88.9 million compared to $69.3 million during the second quarter of 2017, an increase of $19.6 million or 28%. Salaries and employee benefits increased $9.6 million or 23% to $50.8 million for the second quarter of 2018 compared to $41.1 million for the same quarter in 2017, which was primarily due to the increase in full time equivalent employees from recent acquisitions. Heartland had 2,216 full time equivalent employees at June 30, 2018, compared to 1,862 full time equivalent employees at June 30, 2017. Advertising expenses increased $786,000 or 58% to $2.1 million for the second quarter of 2018 compared to $1.4 million for the second quarter of 2017, primarily related to increased marketing efforts to support Heartland's expanding footprint. For the second quarter of 2018, losses of $1.5 million were recorded on sales/valuations of assets compared to a net gain of $112,000 for the same quarter of 2017. This increase of $1.6 million was primarily due to write-downs and losses on repossessed assets of $993,000 during the second quarter of 2018.

Heartland's effective tax rate was 21.09% for the second quarter of 2018 compared to 26.85% for the second quarter of 2017. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $307,000 during the second quarter of 2018 compared to $310,000 for the second quarter of 2017. Heartland's effective tax rate was also affected by the passage of the Tax Cuts and Jobs Act in December 2017, which reduced the federal income tax rate from a maximum of 35% to 21% beginning January 1, 2018. The level of tax-exempt interest income as a percentage of pre-tax income was 16.77% during the second quarter of 2018 compared to 23.49% during the second quarter of 2017.

Loans and Deposits Increase Since December 31, 2017

Total assets were $11.30 billion at June 30, 2018, an increase of $1.49 billion or 15% from $9.81 billion at year-end 2017. Excluding $427.1 million of assets acquired at fair value in the Signature Bancshares Inc. transaction and $1.12 billion of assets acquired at fair value in the FBLB transaction, total assets decreased $53.1 million or 1% since

December 31, 2017. The decrease in assets was primarily due to a reduction in the securities portfolio, which represented 22% and 25% of total assets at June 30, 2018, and December 31, 2017, respectively.

Total loans held to maturity were $7.48 billion at June 30, 2018, compared to $6.39 billion at year-end 2017, an increase of $1.09 billion or 17%. This change includes $324.5 million of total loans held to maturity acquired at fair value in the Signature Bancshares, Inc. transaction and $681.1 million of total loans held to maturity acquired at fair value in the FBLB transaction. Exclusive of these transactions, total loans held to maturity increased $50.6 million or 3% annualized during the second quarter of 2018 and $80.7 million or 3% annualized for the first six months of 2018.

Total deposits were $9.49 billion as of June 30, 2018, compared to $8.15 billion at year-end 2017, an increase of $1.34 billion or 16%. This increase included $357.3 million of deposits, at fair value, acquired in the Signature Bancshares, Inc. transaction and $893.8 million of deposits, at fair value, acquired in the FBLB transaction. Exclusive of these transactions, total deposits increased $91.1 million or 1% since December 31, 2017. Demand deposits increased $416.5 million or 14% to $3.40 billion at June 30, 2018 compared to $2.98 billion at December 31, 2017. Excluding $299.0 million of demand deposits attributable to the Signature Bancshares, Inc. and FBLB transactions, demand deposits increased $117.5 million or 4% since year-end 2017. Excluding demand deposits acquired in the second quarter of 2018, demand deposits increased $111.6 million or 4% since March 31, 2018. Savings deposits increased $624.4 million or 15% to $4.86 billion at June 30, 2018, from $4.24 billion at December 31, 2017. Excluding savings deposits of $619.0 million acquired in the Signature Bancshares, Inc. and FBLB transactions, savings deposits increased $5.4 million or less than 1% since year-end 2017. Excluding savings deposits acquired in the second quarter of 2018, savings deposits decreased $95.2 million or 2% since March 31, 2018.

"We were encouraged by both organic loan growth of $50.6 million and organic demand deposit growth of $111.6 million in the second quarter. Quality loan and demand deposit growth remain among our top priorities," Lee stated.

Nonperforming Assets Increase Since December 31, 2017

Nonperforming assets were $81.0 million or 0.72% of total assets at June 30, 2018, compared to $74.6 million or 0.76% of total assets at December 31, 2017. Excluding $10.4 million of nonperforming assets acquired in the Signature Bancshares, Inc. and FBLB transactions, nonperforming assets decreased $4.0 million or 5% since year-end 2017. Nonperforming loans were $69.4 million or 0.93% of total loans at June 30, 2018, compared to $63.4 million or 0.99% of total loans at December 31, 2017.

The allowance for loan losses at June 30, 2018, was 0.82% of loans and 88.32% of nonperforming loans, compared to 0.87% of loans and 87.82% of nonperforming loans at December 31, 2017. The provision for loan losses increased $3.9 million to $4.8 million for the second quarter of 2018 compared to $889,000 for the same quarter in 2017. Included in the provision expense for the second quarter of 2018 was $2.1 million of specific reserves related to updated collateral values on two agricultural relationships and two commercial relationships. The remaining increase is attributable to a combination of several factors, including higher loan growth, acquired loans moving out of the purchased accounting pools and general changes in credit quality.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until July 22, 2019, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $11.3 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 125 banking locations serving 93 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Interest Income
Interest and fees on loans	$96,787	$68,094	$182,438	$134,992
Interest on securities:
Taxable	12,270	8,599	23,847	16,852
Nontaxable	3,584	5,020	7,163	10,211
Interest on federal funds sold	—	3	—	3
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	768	345	1,175	554
Total Interest Income	113,409	82,061	214,623	162,612
Interest Expense
Interest on deposits	7,983	4,163	13,749	7,893
Interest on short-term borrowings	547	90	815	227
Interest on other borrowings	3,470	3,228	7,066	6,884
Total Interest Expense	12,000	7,481	21,630	15,004
Net Interest Income	101,409	74,580	192,993	147,608
Provision for loan losses	4,831	889	9,094	4,530
Net Interest Income After Provision for Loan Losses	96,578	73,691	183,899	143,078
Noninterest Income
Service charges and fees	12,072	9,696	22,151	19,153
Loan servicing income	1,807	1,351	3,561	3,075
Trust fees	4,615	3,979	9,295	7,610
Brokerage and insurance commissions	877	976	1,784	2,012
Securities gains/(losses), net	(259)	1,392	1,182	3,874
Unrealized gain/(loss) on equity securities, net	71	—	43	—
Net gains on sale of loans held for sale	6,800	6,817	10,851	12,964
Valuation adjustment on servicing rights	(216)	19	(218)	24
Income on bank owned life insurance	700	656	1,314	1,273
Other noninterest income	1,167	738	2,387	1,532
Total Noninterest Income	27,634	25,624	52,350	51,517
Noninterest Expense
Salaries and employee benefits	50,758	41,126	99,468	82,893
Occupancy	6,315	5,056	12,358	10,129
Furniture and equipment	3,184	2,586	5,933	5,087
Professional fees	9,948	7,583	18,407	15,892
FDIC insurance assessments	684	909	1,673	1,716
Advertising	2,145	1,359	4,085	3,783
Core deposit intangibles and customer relationship intangibles amortization	2,274	1,218	4,137	2,389
Other real estate and loan collection expenses	948	365	1,680	1,193
(Gain)/loss on sales/valuations of assets, net	1,528	(112)	1,331	300
Restructuring expenses	—	—	2,564	—
Other noninterest expenses	11,098	9,208	20,892	17,656
Total Noninterest Expense	88,882	69,298	172,528	141,038
Income Before Income Taxes	35,330	30,017	63,721	53,557
Income taxes	7,451	8,059	12,574	13,589
Net Income	27,879	21,958	51,147	39,968
Preferred dividends	(13)	(13)	(26)	(32)
Interest expense on convertible preferred debt	—	4	—	9
Net Income Available to Common Stockholders	$27,866	$21,949	$51,121	$39,945
Earnings per common share-diluted	$0.85	$0.81	$1.61	$1.49
Weighted average shares outstanding-diluted	32,830,751	26,972,580	31,746,126	26,798,134

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Interest Income
Interest and fees on loans	$96,787	$85,651	$86,108	$82,906	$68,094
Interest on securities:
Taxable	12,270	11,577	11,119	10,394	8,599
Nontaxable	3,584	3,579	4,401	5,086	5,020
Interest on federal funds sold	—	—	5	34	3
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	768	407	435	558	345
Total Interest Income	113,409	101,214	102,068	98,978	82,061
Interest Expense
Interest on deposits	7,983	5,766	5,313	5,073	4,163
Interest on short-term borrowings	547	268	180	271	90
Interest on other borrowings	3,470	3,596	3,719	3,790	3,228
Total Interest Expense	12,000	9,630	9,212	9,134	7,481
Net Interest Income	101,409	91,584	92,856	89,844	74,580
Provision for loan losses	4,831	4,263	5,328	5,705	889
Net Interest Income After Provision for Loan Losses	96,578	87,321	87,528	84,139	73,691
Noninterest Income
Service charges and fees	12,072	10,079	9,892	10,138	9,696
Loan servicing income	1,807	1,754	1,400	1,161	1,351
Trust fees	4,615	4,680	4,336	3,872	3,979
Brokerage and insurance commissions	877	907	1,071	950	976
Securities gains/(losses), net	(259)	1,441	1,420	1,679	1,392
Unrealized gain/(loss) on equity securities, net	71	(28)	—	—	—
Net gains on sale of loans held for sale	6,800	4,051	4,290	4,997	6,817
Valuation adjustment on servicing rights	(216)	(2)	(8)	5	19
Income on bank owned life insurance	700	614	733	766	656
Other noninterest income	1,167	1,220	2,394	1,409	738
Total Noninterest Income	27,634	24,716	25,528	24,977	25,624
Noninterest Expense
Salaries and employee benefits	50,758	48,710	43,289	45,225	41,126
Occupancy	6,315	6,043	5,892	6,223	5,056
Furniture and equipment	3,184	2,749	3,148	2,826	2,586
Professional fees	9,948	8,459	8,537	8,450	7,583
FDIC insurance assessments	684	989	985	894	909
Advertising	2,145	1,940	2,088	1,358	1,359
Core deposit intangibles and customer relationship intangibles amortization	2,274	1,863	1,825	1,863	1,218
Other real estate and loan collection expenses	948	732	687	581	365
(Gain)/loss on sales/valuations of assets, net	1,528	(197)	833	1,342	(112)
Restructuring expenses	—	2,564	—	—	—
Other noninterest expenses	11,098	9,794	10,594	9,997	9,208
Total Noninterest Expense	88,882	83,646	77,878	78,759	69,298
Income Before Income Taxes	35,330	28,391	35,178	30,357	30,017
Income taxes	7,451	5,123	21,506	8,725	8,059
Net Income	27,879	23,268	13,672	21,632	21,958
Preferred dividends	(13)	(13)	(13)	(13)	(13)
Interest expense on convertible preferred debt	—	—	—	3	4
Net Income Available to Common Stockholders	$27,866	$23,255	$13,659	$21,622	$21,949
Earnings per common share-diluted	$0.85	$0.76	$0.45	$0.72	$0.81
Weighted average shares outstanding-diluted	32,830,751	30,645,212	30,209,043	29,910,437	26,972,580

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Assets
Cash and due from banks	$193,069	$143,071	$168,723	$180,751	$141,100
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	194,937	123,275	27,280	70,985	40,676
Cash and cash equivalents	388,006	266,346	196,003	251,736	181,776
Time deposits in other financial institutions	6,803	6,297	9,820	19,793	30,241
Securities:
Carried at fair value	2,197,117	2,027,665	2,216,753	2,093,385	1,789,441
Held to maturity, at cost	244,271	249,766	253,550	256,355	259,586
Other investments, at cost	26,725	22,982	22,563	23,176	21,094
Loans held for sale	55,684	24,376	44,560	35,795	48,848
Loans:
Held to maturity	7,477,697	6,746,015	6,391,464	6,373,415	5,325,082
Allowance for loan losses	(61,324)	(58,656)	(55,686)	(54,885)	(54,051)
Loans, net	7,416,373	6,687,359	6,335,778	6,318,530	5,271,031
Premises, furniture and equipment, net	199,959	172,862	174,301	178,961	163,003
Goodwill	391,668	270,305	236,615	236,615	141,461
Core deposit intangibles and customer relationship intangibles, net	52,698	41,063	35,203	37,028	22,850
Servicing rights, net	31,996	25,471	25,857	26,599	34,736
Cash surrender value on life insurance	159,302	143,444	142,818	142,073	120,281
Other real estate, net	11,074	11,801	10,777	13,226	9,269
Other assets	120,244	106,126	106,141	122,355	111,104
Total Assets	$11,301,920	$10,055,863	$9,810,739	$9,755,627	$8,204,721
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,399,598	$3,094,457	$2,983,128	$3,009,940	$2,355,410
Savings	4,864,773	4,536,106	4,240,328	4,227,340	3,704,579
Time	1,224,773	910,977	923,453	994,604	870,180
Total deposits	9,489,144	8,541,540	8,146,909	8,231,884	6,930,169
Short-term borrowings	229,890	131,240	324,691	171,871	139,130
Other borrowings	258,708	276,118	285,011	301,473	281,096
Accrued expenses and other liabilities	68,431	55,460	62,671	68,715	48,356
Total Liabilities	10,046,173	9,004,358	8,819,282	8,773,943	7,398,751
Stockholders' Equity
Preferred equity	938	938	938	938	938
Common stock	34,438	31,068	29,953	29,946	26,701
Capital surplus	740,128	557,990	503,709	503,262	352,500
Retained earnings	524,786	500,959	481,331	468,556	450,228
Accumulated other comprehensive loss	(44,543)	(39,450)	(24,474)	(21,018)	(24,397)
Total Equity	1,255,747	1,051,505	991,457	981,684	805,970
Total Liabilities and Equity	$11,301,920	$10,055,863	$9,810,739	$9,755,627	$8,204,721

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Average Balances
Assets	$10,643,306	$8,333,301	$10,204,061	$8,283,681
Loans, net of unearned	7,123,182	5,376,826	6,826,018	5,371,271
Deposits	9,018,945	7,050,126	8,637,165	6,973,897
Earning assets	9,614,800	7,586,256	9,238,391	7,544,609
Interest bearing liabilities	6,205,187	5,146,243	5,951,175	5,168,475
Common stockholders' equity	1,139,876	791,039	1,076,083	771,464
Total stockholders' equity	1,140,814	791,977	1,077,021	772,575
Tangible common stockholders' equity(1)	767,732	625,929	745,937	611,050

Key Performance Ratios
Annualized return on average assets	1.05%	1.06%	1.01%	0.97%
Annualized return on average common equity (GAAP)	9.81%	11.13%	9.58%	10.44%
Annualized return on average tangible common equity (non-GAAP)(2)	14.56%	14.07%	13.82%	13.18%
Annualized ratio of net charge-offs to average loans	0.12%	0.14%	0.11%	0.18%
Annualized net interest margin (GAAP)	4.23%	3.94%	4.21%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.30%	4.14%	4.28%	4.15%
Efficiency ratio, fully tax-equivalent(4)	65.04%	65.61%	66.53%	67.75%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$27,866	$21,949	$51,121	$39,945

Average common stockholders' equity (GAAP)	$1,139,876	$791,039	$1,076,083	$771,464
Less average goodwill	325,781	141,461	288,185	136,976
Less average core deposit intangibles and customer relationship intangibles, net	46,363	23,649	41,961	23,438
Average tangible common equity (non-GAAP)	$767,732	$625,929	$745,937	$611,050
Annualized return on average common equity (GAAP)	9.81%	11.13%	9.58%	10.44%
Annualized return on average tangible common equity (non-GAAP)	14.56%	14.07%	13.82%	13.18%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$101,409	$74,580	$192,993	$147,608
Plus tax-equivalent adjustment(7)	1,575	3,796	3,119	7,656
Net interest income, tax-equivalent (non-GAAP)	$102,984	$78,376	$196,112	$155,264

Average earning assets	$9,614,800	$7,586,256	$9,238,391	$7,544,609

Annualized net interest margin (GAAP)	4.23%	3.94%	4.21%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.30%	4.14%	4.28%	4.15%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Average Balances
Assets	$10,643,306	$9,759,936	$9,807,621	$9,639,844	$8,333,301
Loans, net of unearned	7,123,182	6,525,553	6,343,923	6,286,264	5,376,826
Deposits	9,018,945	8,251,140	8,293,006	8,100,028	7,050,126
Earning assets	9,614,800	8,857,801	8,891,432	8,726,228	7,586,256
Interest bearing liabilities	6,205,187	5,694,337	5,663,816	5,697,713	5,146,243
Common stockholders' equity	1,139,876	1,011,580	986,026	954,511	791,039
Total stockholders' equity	1,140,814	1,012,518	986,964	955,449	791,977
Tangible common stockholders' equity(1)	767,732	723,898	713,018	691,464	625,929

Key Performance Ratios
Annualized return on average assets	1.05%	0.97%	0.55%	0.89%	1.06%
Annualized return on average common equity (GAAP)	9.81%	9.32%	5.50%	8.99%	11.13%
Annualized return on average tangible common equity (non-GAAP)(2)	14.56%	13.03%	7.60%	12.41%	14.07%
Annualized ratio of net charge-offs to average loans	0.12%	0.08%	0.28%	0.31%	0.14%
Annualized net interest margin (GAAP)	4.23%	4.19%	4.14%	4.08%	3.94%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.30%	4.26%	4.30%	4.26%	4.14%
Efficiency ratio, fully tax-equivalent(4)	65.04%	68.21%	62.26%	64.54%	65.61%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$27,866	$23,255	$13,659	$21,622	$21,949

Average common stockholders' equity (GAAP)	$1,139,876	$1,011,580	$986,026	$954,511	$791,039
Less average goodwill	325,781	250,172	236,615	226,097	141,461
Less average core deposit intangibles and customer relationship intangibles, net	46,363	37,510	36,393	36,950	23,649
Average tangible common equity (non-GAAP)	$767,732	$723,898	$713,018	$691,464	$625,929
Annualized return on average common equity (GAAP)	9.81%	9.32%	5.50%	8.99%	11.13%
Annualized return on average tangible common equity (non-GAAP)	14.56%	13.03%	7.60%	12.41%	14.07%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$101,409	$91,584	$92,856	$89,844	$74,580
Plus tax-equivalent adjustment(7)	1,575	1,544	3,558	3,925	3,796
Net interest income, fully tax-equivalent (non-GAAP)	$102,984	$93,128	$96,414	$93,769	$78,376

Average earning assets	$9,614,800	$8,857,801	$8,891,432	$8,726,228	$7,586,256

Annualized net interest margin (GAAP)	4.23%	4.19%	4.14%	4.08%	3.94%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.30%	4.26%	4.30%	4.26%	4.14%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	2018	2017	2018	2017
Net interest income	$101,409	$74,580	$192,993	$147,608
Tax-equivalent adjustment(2)	1,575	3,796	3,119	7,656
Fully tax-equivalent net interest income	102,984	78,376	196,112	155,264
Noninterest income	27,634	25,624	52,350	51,517
Securities (gains)/losses, net	259	(1,392)	(1,182)	(3,874)
Unrealized (gain)/loss on equity securities, net	(71)	—	(43)	—
Adjusted income	$130,806	$102,608	$247,237	$202,907

Total noninterest expenses	$88,882	$69,298	$172,528	$141,038
Less:
Core deposit intangibles and customer relationship intangibles amortization	2,274	1,218	4,137	2,389
Partnership investment in tax credit projects	—	876	—	876
(Gain)/loss on sales/valuations of assets, net	1,528	(112)	1,331	300
Restructuring expenses	—	—	2,564	—
Adjusted noninterest expenses	$85,080	$67,316	$164,496	$137,473

Efficiency ratio, fully tax-equivalent (non-GAAP)	65.04%	65.61%	66.53%	67.75%

Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net interest income	$101,409	$91,584	$92,856	$89,844	$74,580
Tax-equivalent adjustment(2)	1,575	1,544	3,558	3,925	3,796
Fully tax-equivalent net interest income	102,984	93,128	96,414	93,769	78,376
Noninterest income	27,634	24,716	25,528	24,977	25,624
Securities (gains)/losses, net	259	(1,441)	(1,420)	(1,679)	(1,392)
Unrealized (gain)/loss on equity securities, net	(71)	28	—	—	—
Gain on extinguishment of debt	—	—	(1,280)	—	—
Adjusted income	$130,806	$116,431	$119,242	$117,067	$102,608

Total noninterest expenses	$88,882	$83,646	$77,878	$78,759	$69,298
Less:
Core deposit intangibles and customer relationship intangibles amortization	2,274	1,863	1,825	1,863	1,218
Partnership investment in tax credit projects	—	—	984	—	876
(Gain)/loss on sales/valuation of assets, net	1,528	(197)	833	1,342	(112)
Restructuring expenses	—	2,564	—	—	—
Adjusted noninterest expenses	$85,080	$79,416	$74,236	$75,554	$67,316

Efficiency ratio, fully tax-equivalent (non-GAAP)	65.04%	68.21%	62.26%	64.54%	65.61%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Common Share Data
Book value per common share	$36.44	$33.81	$33.07	$32.75	$30.15
Tangible book value per common share (non-GAAP)(1)	$23.53	$23.79	$23.99	$23.61	$24.00
Common shares outstanding, net of treasury stock	34,438,445	31,068,239	29,953,356	29,946,069	26,701,226
Tangible common equity ratio (non-GAAP)(2)	7.46%	7.59%	7.53%	7.46%	7.97%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$1,254,809	$1,050,567	$990,518	$980,746	$805,032
Less goodwill	391,668	270,305	236,615	236,615	141,461
Less core deposit intangibles and customer relationship intangibles, net	52,698	41,063	35,203	37,028	22,850
Tangible common stockholders' equity (non-GAAP)	$810,443	$739,199	$718,700	$707,103	$640,721

Common shares outstanding, net of treasury stock	34,438,445	31,068,239	29,953,356	29,946,069	26,701,226
Common stockholders' equity (book value) per share (GAAP)	$36.44	$33.81	$33.07	$32.75	$30.15
Tangible book value per common share (non-GAAP)	$23.53	$23.79	$23.99	$23.61	$24.00

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$11,301,920	$10,055,863	$9,810,739	$9,755,627	$8,204,721
Less goodwill	391,668	270,305	236,615	236,615	141,461
Less core deposit intangibles and customer relationship intangibles, net	52,698	41,063	35,203	37,028	22,850
Total tangible assets (non-GAAP)	$10,857,554	$9,744,495	$9,538,921	$9,481,984	$8,040,410
Tangible common equity ratio (non-GAAP)	7.46%	7.59%	7.53%	7.46%	7.97%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$5,721,138	$5,129,777	$4,809,875	$4,777,856	$3,803,011
Residential mortgage	683,051	624,725	624,279	635,611	596,385
Agricultural and agricultural real estate	562,353	518,386	511,588	511,764	495,243
Consumer	512,899	474,929	447,484	450,088	431,052
Unearned discount and deferred loan fees	(1,744)	(1,802)	(1,762)	(1,904)	(609)
Total loans held to maturity	$7,477,697	$6,746,015	$6,391,464	$6,373,415	$5,325,082

Other Selected Trend Information
Effective tax rate	21.09%	18.04%	61.13%	28.74%	26.85%
Full time equivalent employees	2,216	2,022	2,008	2,024	1,862
Total residential mortgage loan applications	$341,978	$234,825	$232,946	$271,476	$308,113
Residential mortgage loans originated	$225,563	$149,768	$185,580	$198,911	$216,637
Residential mortgage loans sold	$201,808	$127,963	$168,527	$188,501	$180,296
Residential mortgage loan servicing portfolio	$4,158,107	$3,535,988	$3,558,090	$3,557,866	$4,340,243

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Allowance for Loan Losses
Balance, beginning of period	$58,656	$55,686	$54,885	$54,051	$54,999
Provision for loan losses	4,831	4,263	5,328	5,705	889
Charge-offs	(3,164)	(2,224)	(5,628)	(5,759)	(2,766)
Recoveries	1,001	931	1,101	888	929
Balance, end of period	$61,324	$58,656	$55,686	$54,885	$54,051

Asset Quality
Nonaccrual loans	$69,376	$64,806	$62,581	$63,456	$65,393
Loans past due ninety days or more as to interest or principal payments	54	22	830	2,348	698
Other real estate owned	11,074	11,801	10,777	13,226	9,269
Other repossessed assets	499	423	411	773	675
Total nonperforming assets	$81,003	$77,052	$74,599	$79,803	$76,035

Performing troubled debt restructured loans	$4,012	$3,206	$6,617	$10,040	$11,157

Nonperforming Assets Activity
Balance, beginning of period	$77,052	$74,599	$79,803	$76,035	$75,667
Net loan charge offs	(2,163)	(1,293)	(4,527)	(4,871)	(1,837)
New nonperforming loans	16,254	8,546	9,911	9,117	13,700
Acquired nonperforming assets	7,973	2,459	—	7,991	—
Reduction of nonperforming loans(1)	(15,696)	(6,549)	(7,177)	(5,183)	(7,443)
OREO/Repossessed assets sales proceeds	(1,541)	(657)	(2,917)	(3,328)	(3,734)
OREO/Repossessed assets writedowns, net	(993)	(16)	(146)	(56)	(259)
Net activity at Citizens Finance Co.	117	(37)	(348)	98	(59)
Balance, end of period	$81,003	$77,052	$74,599	$79,803	$76,035

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.93%	0.96%	0.99%	1.03%	1.24%
Ratio of nonperforming assets to total assets	0.72%	0.77%	0.76%	0.82%	0.93%
Annualized ratio of net loan charge-offs to average loans	0.12%	0.08%	0.28%	0.31%	0.14%
Allowance for loan losses as a percent of loans	0.82%	0.87%	0.87%	0.86%	1.02%
Allowance for loan losses as a percent of nonperforming loans	88.32%	90.48%	87.82%	83.41%	81.78%
Loans delinquent 30-89 days as a percent of total loans	0.30%	0.21%	0.27%	0.33%	0.38%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,890,468	$12,270	2.60%	$1,516,745	$8,599	2.27%
Nontaxable(1)	448,844	4,537	4.05	624,915	7,723	4.96
Total securities	2,339,312	16,807	2.88	2,141,660	16,322	3.06
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	211,414	768	1.46	121,778	345	1.14
Federal funds sold	—	—	—	1,262	3	0.95
Loans:(2)
Commercial and commercial real estate(1)	5,403,447	71,301	5.29	3,824,061	46,912	4.92
Residential mortgage	685,005	7,562	4.43	633,344	6,509	4.12
Agricultural and agricultural real estate(1)	542,249	6,850	5.07	488,222	5,807	4.77
Consumer	492,481	9,192	7.49	431,199	8,289	7.71
Fees on loans		2,504	—		1,670	—
Less: allowance for loan losses	(59,108)	—	—	(55,270)	—	—
Net loans	7,064,074	97,409	5.53	5,321,556	69,187	5.21
Total earning assets	9,614,800	114,984	4.80%	7,586,256	85,857	4.54%
Nonearning Assets	1,028,506			747,045
Total Assets	$10,643,306			$8,333,301
Interest Bearing Liabilities
Savings	$4,748,306	$5,535	0.47%	$3,881,219	$2,505	0.26%
Time, $100,000 and over	482,593	1,066	0.89	350,786	727	0.83
Other time deposits	558,997	1,382	0.99	479,164	931	0.78
Short-term borrowings	152,576	547	1.44	153,565	90	0.24
Other borrowings	262,715	3,470	5.30	281,509	3,228	4.60
Total interest bearing liabilities	6,205,187	12,000	0.78%	5,146,243	7,481	0.58%
Noninterest Bearing Liabilities
Noninterest bearing deposits	3,229,049			2,338,957
Accrued interest and other liabilities	68,256			56,124
Total noninterest bearing liabilities	3,297,305			2,395,081
Stockholders' Equity	1,140,814			791,977
Total Liabilities and Stockholders' Equity	$10,643,306			$8,333,301
Net interest income, fully tax-equivalent (non-GAAP)(1)		$102,984			$78,376
Net interest spread(1)			4.02%			3.96%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.30%			4.14%
Interest bearing liabilities to earning assets	64.54%			67.84%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$102,984			$78,376
Adjustments for tax-equivalent interest(1)		(1,575)			(3,796)
Net interest income (GAAP)		$101,409			$74,580

Average earning assets	$9,614,800			$7,586,256
Annualized net interest margin (GAAP)		4.23%			3.94%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.30%			4.14%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,847,858	$23,847	2.60%	$1,483,087	$16,852	2.29%
Nontaxable(1)	448,743	9,067	4.07	635,168	15,709	4.99
Total securities	2,296,601	32,914	2.89	2,118,255	32,561	3.10
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	173,349	1,175	1.37	109,095	554	1.02
Federal funds sold	—	—	—	791	3	0.76
Loans:(2)
Commercial and commercial real estate(1)	5,158,483	134,114	5.24	3,818,689	92,825	4.90
Residential mortgage	663,711	14,413	4.38	639,902	13,192	4.16
Agricultural and agricultural real estate(1)	528,093	12,854	4.91	485,665	11,361	4.72
Consumer	475,731	17,852	7.57	427,015	16,342	7.72
Fees on loans		4,420	—		3,430	—
Less: allowance for loan losses	(57,577)	—	—	(54,803)	—	—
Net loans	6,768,441	183,653	5.47	5,316,468	137,150	5.20
Total earning assets	9,238,391	217,742	4.75%	7,544,609	170,268	4.55%
Nonearning Assets	965,670			739,072
Total Assets	$10,204,061			$8,283,681
Interest Bearing Liabilities
Savings	$4,554,484	$9,326	0.41%	$3,859,730	$4,610	0.24%
Time, $100,000 and over	430,309	1,842	0.86	349,789	1,452	0.84
Other time deposits	544,820	2,581	0.96	481,736	1,831	0.77
Short-term borrowings	150,171	815	1.09	194,272	227	0.24
Other borrowings	271,391	7,066	5.25	282,948	6,884	4.91
Total interest bearing liabilities	5,951,175	21,630	0.73%	5,168,475	15,004	0.59%
Noninterest Bearing Liabilities
Noninterest bearing deposits	3,107,552			2,282,642
Accrued interest and other liabilities	68,313			59,989
Total noninterest bearing liabilities	3,175,865			2,342,631
Stockholders' Equity	1,077,021			772,575
Total Liabilities and Stockholders' Equity	$10,204,061			$8,283,681
Net interest income, fully tax-equivalent (non-GAAP)(1)		$196,112			$155,264
Net interest spread(1)			4.02%			3.96%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.28%			4.15%
Interest bearing liabilities to earning assets	64.42%			68.51%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$196,112			$155,264
Adjustments for tax-equivalent interest(1)		(3,119)			(7,656)
Net interest income (GAAP)		$192,993			$147,608

Average earning assets	$9,238,391			$7,544,609
Annualized net interest margin (GAAP)		4.21%			3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.28%			4.15%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Total Assets
Citywide Banks(1)	$2,295,261	$2,299,818	$2,289,956	$2,391,727	$817,859
Dubuque Bank and Trust Company	1,500,108	1,490,100	1,443,419	1,479,647	1,441,655
New Mexico Bank & Trust	1,466,311	1,416,788	1,453,534	1,425,185	1,407,991
First Bank & Trust	1,123,559	—	—	—	—
Wisconsin Bank & Trust	1,034,075	1,017,053	1,079,222	1,030,192	1,035,628
Premier Valley Bank	846,215	805,014	925,078	886,495	850,956
Illinois Bank & Trust	815,905	751,371	783,127	761,285	740,153
Minnesota Bank & Trust	660,469	631,852	210,157	217,246	216,957
Arizona Bank & Trust	653,596	633,474	602,182	566,951	566,339
Morrill & Janes Bank and Trust Company	602,630	648,568	654,871	719,246	748,286
Rocky Mountain Bank	504,243	490,917	487,136	486,790	476,829
Total Deposits
Citywide Banks(1)	$1,867,626	$1,914,726	$1,895,540	$1,924,605	$682,872
Dubuque Bank and Trust Company	1,136,431	1,193,271	1,084,415	1,139,512	1,178,368
New Mexico Bank & Trust	1,242,673	1,202,051	1,229,324	1,221,134	1,190,758
First Bank & Trust	887,181	—	—	—	—
Wisconsin Bank & Trust	874,035	835,919	890,835	852,489	874,845
Premier Valley Bank	696,460	660,070	705,142	714,605	681,298
Illinois Bank & Trust	753,022	674,391	692,227	691,680	669,532
Minnesota Bank & Trust	561,257	533,893	178,036	189,749	193,365
Arizona Bank & Trust	558,895	567,515	522,490	500,270	493,419
Morrill & Janes Bank and Trust Company	498,798	558,174	563,638	605,390	627,857
Rocky Mountain Bank	443,359	429,000	424,487	426,405	416,436
Net Income
Citywide Banks(1)	$7,018	$5,463	$1,069	$4,541	$746
Dubuque Bank and Trust Company	4,426	3,214	9,027	703	3,477
New Mexico Bank & Trust	7,043	6,444	2,954	4,972	5,855
First Bank & Trust	1,925	—	—	—	—
Wisconsin Bank & Trust	2,470	2,617	2,210	3,368	3,448
Premier Valley Bank	2,664	2,373	1,508	2,907	2,573
Illinois Bank & Trust	2,421	2,712	794	2,286	1,984
Minnesota Bank & Trust	581	762	106	791	563
Arizona Bank & Trust	3,623	2,104	(103)	1,451	1,073
Morrill & Janes Bank and Trust Company	961	1,186	650	1,760	2,210
Rocky Mountain Bank	1,185	1,172	1,769	1,631	1,732

(1) Formerly known as Centennial Bank and Trust.